                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                CONTINENTAL MATERIALS CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                       CONTINENTAL MATERIALS CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The 2001 annual meeting of stockholders of Continental Materials Corporation (the "Company") will be held at The Northern Trust, 50 South LaSalle Street, Chicago, Illinois, on Wednesday, May 23, 2001, at 10:00 a.m., to consider and act upon the following matters:

        (a) The election of three directors to serve until the 2004 annual meeting or until their successors are elected and qualified;

        (b) The ratification of the appointment of independent certified public accountants to the Company for the fiscal year ending December 29, 2001; and

        (d) The transaction of such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on March 30, 2001 are entitled to notice of and to vote at the annual meeting or any adjournment thereof. A list of these stockholders will be available for inspection for ten days preceding the meeting at the Company's office, 225 West Wacker Drive, Chicago Illinois, and will also be available for inspection at the meeting.

    Accompanying this notice are the Annual Report for the fiscal year ended December 30, 2000, a proxy statement, a form of proxy, and an envelope for returning the executed proxy to the Company. Stockholders unable to attend the annual meeting in person are requested to date, sign and return the enclosed proxy promptly.

                                          By Order of the Board of Directors,

                                          /s/ Mark S. Nichter

                                          Mark S. Nichter
                                          Secretary

Chicago, Illinois
April 20, 2001

                       CONTINENTAL MATERIALS CORPORATION
                             225 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

    The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board") of Continental Materials Corporation, a Delaware corporation (the "Company"), for use at the annual meeting of the Company's stockholders to be held on May 23, 2001, and is revocable at any time before it is exercised. Such revocation may be effected by written notice to the Secretary of the Company, by executing a subsequent proxy or by voting at the meeting in person. All proxies duly executed and received will be voted on all matters presented at the meeting. Where a specification as to any matter is indicated, the proxy will be voted in accordance with such specification. Where, however, no such specification is indicated, the proxy will be voted for the named nominees, for the ratification of PricewaterhouseCoopers LLP, and in the judgment of the Proxies on any other proposals. The approximate date on which this proxy statement and the enclosed proxy are first sent or given to stockholders is April 20, 2001.

    The holders of record on March 30, 2001, of the 1,815,097 outstanding shares of common stock of the Company, are entitled to notice of and to vote at the annual meeting. Each such share is entitled to one vote.

    The three nominees for election as directors at the 2001 annual meeting of stockholders who receive the greatest number of votes cast for the election of directors at that meeting by the holders of the Company's common stock entitled to vote at that meeting, a quorum being present, shall become directors at the conclusion of the tabulation of votes. An affirmative vote of the holders of a majority of the voting power of the Company's common stock, present in person or represented by proxy and entitled to vote at the meeting, a quorum being present, is necessary to approve the ratification of the appointment of independent certified public accountants for the fiscal year ending
December 29, 2001. Under Delaware law and the Company's Restated Certificate of Incorporation and By-Laws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, will be counted for purposes of determining the presence of a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. If a quorum is present at the meeting, the total number of votes cast FOR each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. Because the election of directors is determined on the basis of the greatest number of votes cast, abstentions and broker non-votes have no effect on the election of directors. With respect to other matters, shares present in person or by proxy but not voted, whether by abstention, broker non-vote, or otherwise, have the same legal effect as a vote AGAINST the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently.

                             ELECTION OF DIRECTORS

    The Company has a Board of Directors consisting of nine persons, divided into three classes. At this year's annual meeting three directors will be elected to serve for a term of three years or until their successors are elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote for the nominees named below. Management has no reason to believe that any nominee will be unable to serve. If any nominee should not be available, the proxies will vote for the election of such persons designated by them as are expected to continue, as nearly as possible, the existing management goals of the Company.

       NAME, AGE AND OTHER          SERVED AS                                       CURRENT TERM
        POSITIONS, IF ANY,          DIRECTOR                                        AS DIRECTOR
           WITH COMPANY               SINCE            BUSINESS EXPERIENCE            EXPIRES
----------------------------------  ---------   ----------------------------------  ------------
NOMINEE DIRECTORS

James G. Gidwitz, 54 .............    1978      Chairman of the Board and Chief         2001
Chairman of the Board and Chief                   Executive Officer of the Company
  Executive Officer                               since 1983.

Betsy R. Gidwitz, 60..............    1996      Former Professor from                   2001
                                                Massachusetts Institute of
                                                  Technology.

Joseph J. Sum, 53 ................    1989      Vice President and Treasurer of         2001
Vice President and Treasurer                    the Company since 1988. Mr. Sum
                                                  previously served as Assistant
                                                  Treasurer of the Company from
                                                  1978 through August 1988,
                                                  Controller from 1979 through
                                                  January 1989 and Secretary from
                                                  1983 through February 1993.

CONTINUING DIRECTORS

Ralph W. Gidwitz, 65..............    1984      President, Chief Executive Officer      2002
                                                and Director of Financial Capital,
                                                  LLC, a financial consulting
                                                  company, since 1996. Mr. Gidwitz
                                                  was previously President, Chief
                                                  Executive Officer and Director
                                                  of RKG Corporation, a company
                                                  engaged in mergers and
                                                  acquisitions from 1991 through
                                                  1996.

William G. Shoemaker, 84..........    1968      Independent business consultant         2002
                                                since January 1991.

Theodore R. Tetzlaff, 56..........    1981      Partner in the Chicago law firm of      2002
                                                  Jenner & Block since 1982.
                                                  Mr. Tetzlaff also served as
                                                  General Counsel of Tenneco, Inc.
                                                  from 1992 to 1999.

       NAME, AGE AND OTHER          SERVED AS                                       CURRENT TERM
        POSITIONS, IF ANY,          DIRECTOR                                        AS DIRECTOR
           WITH COMPANY               SINCE            BUSINESS EXPERIENCE            EXPIRES
----------------------------------  ---------   ----------------------------------  ------------
Thomas H. Carmody, 54.............    1994      Chief Executive Officer of Summitt      2003
                                                  International, LLC, a sports
                                                  marketing and distribution
                                                  company, since 1999. Mr. Carmody
                                                  previously held the same
                                                  position with Continental Sports
                                                  Group, LLC, a sports marketing
                                                  and distribution company, from
                                                  1998 to 1999. Mr. Carmody was
                                                  previously Consultant to the
                                                  Chairman and Chief Executive
                                                  Officer of Reebok International,
                                                  Ltd., a publicly traded
                                                  footwear, apparel and fitness
                                                  equipment company, from 1996 to
                                                  1998. Mr. Carmody has also
                                                  previously served as Vice
                                                  President, U.S. Operations and
                                                  Vice President, Sports Division
                                                  of Reebok, from 1993 to 1996.

Ronald J. Gidwitz, 56.............    1974      Partner in GCG Partners, a              2003
                                                strategic consulting and equity
                                                  capital firm since 1998. Mr.
                                                  Gidwitz was previously President
                                                  of Helene Curtis, a producer of
                                                  personal care products from 1979
                                                  to 1998 and Chief Executive
                                                  Officer from 1985 to 1998.

Darrell M. Trent, 62..............    1997      Chairman of the Board and Chief         2003
                                                  Executive Officer of Acton
                                                  Development Company, Inc., a
                                                  real estate development and
                                                  property management company,
                                                  since 1988. Mr. Trent was also
                                                  Chairman of the Board and Chief
                                                  Executive Officer of Clean Earth
                                                  Technologies, Inc., an
                                                  environmental management venture
                                                  from 1992 to 1994.

FAMILY RELATIONSHIPS

    James G. Gidwitz and Ronald J. Gidwitz are sons of Gerald S. Gidwitz. The late Joseph L. Gidwitz was Gerald S. Gidwitz's brother. Ralph W. Gidwitz is a son of, and Betsy R. Gidwitz is a daughter of, Joseph L. Gidwitz. Gerald S. Gidwitz, together with his wife, and their descendants as well as the descendants of Joseph L. Gidwitz are herein referred to as the "Gidwitz Family." See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

COMMITTEES OF THE BOARD

    The Company's Board of Directors has established an Audit Committee and a Compensation Committee. There is no standing nominating committee or other committee performing similar functions.

    The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. During 2000, the Audit Committee was composed of Theodore R. Tetzlaff, William G. Shoemaker and Ralph W. Gidwitz, three independent directors as defined by the American Stock Exchange listing standards. Its duties and responsibilities are set forth in a written charter adopted and approved by the Board on May 24, 2000, a copy of which is attached to this proxy statement as Exhibit A. See "AUDIT COMMITTEE REPORT." There were four committee meetings in 2000.

    The Compensation Committee was composed of Ronald J. Gidwitz and Theodore R. Tetzlaff in 2000. See "COMPENSATION COMMITTEE REPORT" for discussion of responsibilities. The Committee held two meetings in 2000.

BOARD MEETINGS

    The Board of Directors held six meetings in fiscal 2000. All directors except William G. Shoemaker and Betsy R. Gidwitz attended 75% or more of the aggregate number of meetings of the Board of Directors and the Committees of the Board of Directors during the time when they served.

DIRECTOR'S COMPENSATION

    Each director who is not an officer or employee of the Company receives a set fee of $10,000 per year, plus additional fees of $500 for each board meeting or board committee meeting which he or she attends, with a $5,000 cap on the aggregate meeting fee.

                             AUDIT COMMITTEE REPORT

    The following is the report of the Continental Materials Corporation Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 30, 2000.

REVIEW WITH MANAGEMENT

    The Committee has reviewed and discussed the Company's audited financial statements with management.

REVIEW AND DISCUSSIONS WITH INDEPENDENT AUDITORS

    The Committee has discussed with PricewaterhouseCoopers LLP (PwC), the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATIONS WITH AUDIT COMMITTEES, regarding the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting.

    The Committee has also received written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, and has discussed with PwC their independence.

CONCLUSION

    Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that its audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2000 for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Theodore R. Tetzlaff
William G. Shoemaker
Ralph W. Gidwitz

    The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

                             EXECUTIVE COMPENSATION

    The following table summarizes the compensation of the Company's chief executive officer and its two other executive officers for the years 1998 through 2000.

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                        LONG-TERM COMPENSATION
                         -------------------------------------------------   ----------------------------------
                                                                                    AWARDS            PAYOUTS
                                                                             ---------------------   ----------
                                                                                                     LONG-TERM
                                                                             RESTRICTED    STOCK     INCENTIVE
  NAME AND PRINCIPAL                                        OTHER ANNUAL       STOCK      OPTIONS       PLAN         ALL OTHER
       POSITION            YEAR      SALARY     BONUS     COMPENSATION (1)     AWARDS       (#)       PAYOUTS     COMPENSATION (2)
-----------------------  --------   --------   --------   ----------------   ----------   --------   ----------   ----------------
James G. Gidwitz ......    2000     $409,000   $245,000             --          None        None        None          $(45,894)
Chairman and Chief         1999      389,100    350,000             --          None        None        None           312,172
  Executive Officer        1998      366,600    311,250             --          None        None        None           104,472

Joseph J. Sum .........    2000      188,500     83,000       $116,813          None        None        None            38,136
Vice President and         1999      178,500    100,000         66,250          None         400        None            49,297
  Chief Financial          1998      166,500     91,700             --          None        None        None            38,305
  Officer

Mark S. Nichter .......    2000      110,000     36,500             --          None        None        None            24,331
Secretary (3)              1999      104,500     45,000             --          None        None        None            20,912
                           1998       97,000     40,100         14,488          None        None        None            19,774

------------------------------

(1) For Mr. Sum, the amount shown represents the dollar value of the difference between the price paid for common stock upon exercise of stock options and the fair market value of such stock at the date of purchase. Where no amounts are shown, Other Annual Compensation does not exceed the reporting thresholds.

(2) All other compensation includes employer cash contributions to the Company's 401(k) Plan. For Messrs. Gidwitz and Sum, these amounts also include
    (a) amounts deferred under a Supplemental Profit Sharing Plan and
    (b) imputed gain or loss on the deferred balances. The imputed gain or loss is determined by applying the same rate of return to the deferred balances as the employee has realized on his 401(k) Plan investments exclusive of investments in the Company's common stock, if any.

(3) Mr. Nichter is 50 years old and has served as the Company's Secretary since 1992 and Corporate Controller since 1989.

STOCK OPTIONS

    The Company's Amended and Restated 1994 Stock Option Plan provides for the granting of stock options to attract, retain and reward key managerial employees of the Company or its subsidiaries. The Stock Option Plan provides that grants of options and option prices will be established by the Compensation Committee of the Board of Directors. Option prices may not be less than the fair market value of the stock at the date of the grant. In the following discussion and table, all quantities and amounts have been restated for the June 1999 reverse and forward stock split. During 1995 there were options granted for 156,000 shares of stock at an exercise price of $6.5625. All 156,000 options became exercisable during 1996 although none were exercised. During 1997, 24,000 of the shares were forfeited when the grantee resigned from the Company. During 1999, 18,000 shares were purchased under the program by two of the grantees. In addition, Mr. Sum purchased 4,000 shares under the program during 1999 and, under the reload provisions of the Plan, was granted options for 400 shares with an exercise price of $23.125. During 2000, 31,000 shares were purchased under the program by three of the grantees including 7,000 shares by Mr. Sum, as noted in the table below. There have been no other options granted.

    The following table sets forth the activity for 2000 regarding the number of shares for which stock options were acquired on exercise, the value realized, the number of shares for which options were outstanding and the value of those options as of the fiscal year end.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                              VALUE OF UNEXERCISED
                                                                                              IN-THE-MONEY OPTIONS
                                                                                                   AT FY-END
                                SHARES ACQUIRED                             EXERCISABLE/          EXERCISABLE/
             NAME               ON EXERCISE (#)    VALUE REALIZED ($)    UNEXERCISABLE (#)       UNEXERCISABLE
------------------------------  ----------------   -------------------   ------------------   --------------------
James G. Gidwitz..............           0                     0              60,000/0             $446,250/0
Joseph J. Sum.................       7,000               $66,482              13,400/0               96,688/0

                         COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board of Directors has furnished the following report on executive compensation.

    The Executive Compensation Program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee's major responsibilities are:

    1. Reviewing the Company's major compensation and benefit practices, policies and programs including administration of the Company's Amended and Restated 1994 Stock Option Plan with respect to executive officers; and

    2.  Reviewing executive officers' salaries and bonuses.

COMPENSATION PHILOSOPHY

    It is the philosophy of the Company to ensure that executive compensation is linked to corporate performance. Accordingly, in years in which performance goals are achieved or exceeded, executive compensation should be higher than in years in which the performance is below expectation. At the same time, the Committee is cognizant of its need to offer compensation that is competitive. By providing the opportunity for compensation that is comparable to the levels offered by other similarly situated companies, the Company is able to attract and retain key executives. The Committee regularly reviews the Company's compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. In conducting this review the Committee retains independent compensation consultants.

COMPENSATION PROGRAM COMPONENTS

    To achieve its compensation goals, the compensation program consists primarily of two components, base salary and bonuses. Both components are adjusted based upon corporate performance and individual initiative and performance. Total pay levels, that is the aggregate of base salary and annual bonus, are largely determined through comparisons with companies of similar size and complexity. Total pay levels for the executive officers are competitive within a range that the Committee considers to be reasonable and necessary.

PERFORMANCE MEASURES

    The Committee uses various performance measures in evaluating annual executive compensation. The Committee examined earnings as an important measure of performance. The Committee also considered return on net investment and personal goals. In its consideration, the Committee did not assign quantitative relative weights to these factors or follow mathematical formulae. Rather, the factors discussed above are compared by the Committee with the Company's annual business plan, the Company's prior year's performance and the performance of other companies in the industry segments in which the Company competes. The Committee then made judgments after considering the various factors. The Committee believes that these performance measures serve to align the interests of executives with the interests of stockholders.

2000 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    In evaluating the compensation of the Company's chief executive officer (the "CEO"), the Committee reviewed the CEO's existing compensation arrangements, the performance of the Company (taking into account the performance measures discussed above) and of the CEO, and compensation of chief executive officers in similarly situated companies. Based on this review, the Committee increased the CEO's salary by 5.4% in 2000 as compared with 6.2% in 1999 and 2.1% in 1998. In granting the chief executive officers bonus in 2000, the Committee considered the incentive compensation paid to CEOs of similar companies and the Company's performance in 2000. The Company's performance in 2000 either met or exceeded the goals set forth in the Company's annual business plan. Net income was $5,335,000, second only to the record $6,902,000 reported in 1999. Accordingly, the Committee granted the CEO a bonus of $245,000 for 2000 compared to $350,000 for last year.

STOCK OPTION AND LONG-TERM PLANS

    The Company maintains the Continental Materials Corporation Amended and Restated 1994 Stock Option Plan, as discussed under the heading "EXECUTIVE COMPENSATION--Stock Options" above. The Company has no other long-term compensation plans.

CONCLUSION

    After reviewing all of its existing compensation programs, the Committee continues to believe that the total compensation program for executives of the Company is competitive with the compensation programs provided by other corporations of similar size and complexity. Moreover, the Committee believes that it has set compensation at levels that reflect each executive officer's contribution towards the Company's objectives.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Ronald J. Gidwitz
Theodore R. Tetzlaff

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    Theodore R. Tetzlaff, a member of the Compensation Committee, is a partner in the Chicago law firm of Jenner & Block. From time to time, the Company retains Jenner & Block to provide it with legal services. The dollar amount of fees paid to Jenner & Block by the Company in 2000 did not exceed 5% of that firm's annual gross revenues.

    The Company engaged in various transactions in which members of the Gidwitz Family, including Ronald J. Gidwitz, had an interest.

    The Company is currently serving as the sponsoring corporation in an Insurance Purchasing Group (the "Group"), which consists of the Company and its subsidiaries and other companies in which the Gidwitz Family are the principal owners. The cost of such insurance is allocated among all members of the Group based on such factors as, but not limited to, nature of the risk, loss history and size of operations. From time to time, the Company will advance payments to the insurance carriers on behalf of the individual members of the Group. The Company invoices each member of the Group for their respective share of each payment. During fiscal year 2000, certain members of the Group were indebted to the Company with respect to advances made by the Company under the insurance purchasing program. The largest aggregate amount of indebtedness outstanding at any time during fiscal year 2000 with respect to these companies equaled approximately $113,000. As of the date of this proxy statement, no past due amounts are owing to the Company from any member of the Group. The Company's participation in the Group has, in management's opinion, resulted in significant savings to the Company in terms of the cost of insurance premiums and other related charges.

                     COMPARISON OF TOTAL SHAREHOLDER RETURN

    The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on its common stock for a five-year period (December 31, 1995 to December 31, 2000), with the cumulative total return of the American Stock Exchange Market Value Index ("ASEMVI"), and a peer group of companies selected by the Company. The "Peer Group" is more fully described below. Dividend reinvestment has been assumed with respect to the ASEMVI and the Peer Group. The companies in the peer group are weighted by market capitalization as of the beginning of the measurement period. The Company has never paid a dividend.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      CONTINENTAL MATERIALS  CUSTOMER SELECTED STOCK LIST  AMEX MARKET INDEX
1995                 100.00                        100.00             100.00
1996                 175.26                        116.12             105.52
1997                 221.65                        136.97             126.97
1998                 301.03                        200.88             125.25
1999                 379.38                        174.54             156.15
2000                 230.93                        162.84             154.23

    The Company manufactures and markets products in two separate industries. These industries are (i) heating and air conditioning and (ii) construction materials, primarily ready-mix concrete. The Company's principal activities have occurred exclusively in these two industries for over 15 years. The Peer Group selected by the Company for the above graph is a combination of companies from these two industries. The companies included in the Peer Group are: Centex Construction Products, Inc.; Devcon International Corp.; Fedders Corporation; Florida Rock Industries, Inc.; Hanson PLC; Lafarge Corporation; LSB Industries, Inc.; Martin Industries, Inc.; Martin Marietta Materials, Inc.; Mesteck, Inc.; and York International Corp.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following information is furnished as to the Common Stock of the Company owned beneficially as of March 30, 2001 by (i) each director, (ii) the executive officers named in the summary compensation table, (iii) directors and executive officers as a group, and (iv) persons that have reported beneficial ownership of more than 5% of the Company's Common Stock.

                                                                                        PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          NO. OF SHARES             CLASS (1)
------------------------------------                          -------------             ----------
Gidwitz Family..............................................     846,720(2)(4)             45.2%
  225 West Wacker Drive,
  Suite 1800
  Chicago, Illinois 60606
Warren G. Lichtenstein......................................     309,200(5)                17.0%
  750 Lexington Avenue
  New York, New York 10022
Continental Materials Corporation Employees Profit Sharing
  Retirement Plan...........................................      77,640                    4.3%
Thomas H. Carmody...........................................         200                     --
James G. Gidwitz............................................      66,002(2)(3)(4))          3.5%
Betsy R. Gidwitz............................................       6,002(3)                  --
Ralph W. Gidwitz............................................       6,002(3)                  --
Ronald J. Gidwitz...........................................       6,002(3)                  --
Mark S. Nichter.............................................           0(2)                  --
William G. Shoemaker........................................         320                     --
Joseph J. Sum...............................................      17,400(2)(4)              1.0%
Theodore R. Tetzlaff........................................           0                     --
Darrell M. Trent............................................       2,000                     --
All directors and officers as a group (includes ten
  persons)..................................................     944,280(6)                52.0%

------------------------

(1) Based on 1,815,097 shares of Common Stock outstanding as of March 30, 2001. Shares subject to options exercisable within 60 days of March 30, 2001 are considered for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentages held by others. The shares owned in each case, except as otherwise indicated, constitute less than 1% of the outstanding shares of the Company's common stock.

(2) Excludes 77,640 shares held by the Company's Employee Profit Sharing Retirement Plan as to which James G. Gidwitz, Mark S. Nichter and Joseph J. Sum share voting power as trustees of such Plan.

(3) Excludes shares held indirectly as follows, which shares are included in the Gidwitz Family holdings (See "ELECTION OF DIRECTORS--Family Relationships" for a description of the Gidwitz Family):

    (a) 727,126 shares owned by a partnership whose managing partners are Betsy
       R. Gidwitz, Gerald S. Gidwitz, James G. Gidwitz, Ralph W. Gidwitz, and Ronald J. Gidwitz;

    (b) 4,914 shares owned by McCord Group, Inc. whose beneficial owners include members of the Gidwitz Family;

    (c) 342 shares owned by a partnership whose beneficial owners are members of the Gidwitz Family; and

    (d) 30,330 shares held directly by Gidwitz family members other than those family members included in the security ownership of management table above.

    With respect to the shares referenced in this Note, the beneficial owners indicated in (d) have sole voting and investment power and the beneficial owners indicated in (a), (b) and (c) have shared voting and investment power.

(4) Includes shares of Common Stock subject to options which are exercisable within 60 days of March 30, 2001 as follows: James G. Gidwitz, 60,000 shares (which shares are also included in the Gidwitz Family holdings); and Joseph
    J. Sum, 13,400 shares.

(5) Represents 309,200 shares held by Steel Partners II, L.P. By virtue of his position with Steel Partners II, Mr. Lichtenstein has sole power to vote and dispose of such 309,200 shares. Information is per the most recent
    Schedule 13D filed with the Securities and Exchange Commission which
    Schedule is dated August 6, 1999.

(6) Includes shares held by the Gidwitz Family, shares held by directors and officers who are not members of the Gidwitz Family and 77,640 shares held by the Company's Employee Profit Sharing Retirement Plan as to which James G. Gidwitz, Mark S. Nichter and Joseph J. Sum share voting power as trustees of such Plan.

        PROPOSAL FOR RATIFICATION OF ENGAGEMENT OF INDEPENDENT AUDITORS

    The Board of Directors and the Audit Committee recommend ratification of the continued engagement of PricewaterhouseCoopers LLP (PwC), Certified Public Accountants, to audit the Company's books for the fiscal year ending
December 29, 2001. An appropriate resolution ratifying such employment will be submitted to the stockholders at the annual meeting. If such resolution is not adopted, management will reconsider such appointment.

    A representative of PwC is expected to be present at the stockholders' annual meeting. The representative will have an opportunity to make a statement if he/she desires to do so, and he/she will be available to respond to appropriate questions.

AUDIT FEES

    Fees for services performed by PwC during 2000 relating to the audit of the consolidated annual financial statements, aggregated approximately $160,000.

ALL OTHER FEES

    Fees for all other services performed by PwC, including tax assistance, audits of the 401K plans and other consulting services, aggregated approximately $67,000. The Audit Committee has considered whether the provision of the services other than audit services referenced above is compatible with maintenance of the principal accountants' independence.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                    STOCKHOLDER PROPOSALS AND OTHER MATTERS

    The deadline for receipt of stockholder proposals for inclusion in the Company's proxy statement for its 2002 annual meeting is December 21, 2001. With respect to stockholder proposals not included in the Company's proxy statement and form of proxy, the Company may utilize discretionary authority conferred by proxy in voting on any such proposals if, among other situations, the stockholder does not give timely notice of the matter to the Company by March 6, 2002. This notice requirement and deadline are independent of the notice requirement and deadline described above for a shareholder proposal to be considered for inclusion in the Company's proxy statement. The management does not know of any matters to be presented at the annual meeting other than those set forth in this proxy statement. If any other matters not now known come before the annual meeting, it is intended that the persons named in the proxies will act according to their best judgment.

                                    EXPENSES

    The entire expense of preparing, printing and mailing the form of proxy and the material used for the solicitation thereof will be borne by the Company. In addition, the Company has retained the services of InvestorCom, Inc. to solicit proxies from nominees and brokers' accounts at a cost of approximately $4,000. Solicitation of proxies will be made by mail but also may be made through oral communications by directors, officers or employees of the Company who will receive no additional compensation for such efforts.

                                          By Order of the Board of Directors,

                                          /s/ James G. Gidwitz

                                          James G. Gidwitz
                                          Chairman of the Board

                                                                       EXHIBIT A

                       CONTINENTAL MATERIALS CORPORATION
                   CHARTER AND POWERS OF THE AUDIT COMMITTEE

I PURPOSE

    The primary function of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. The Committee's primary duties and responsibilities are to:

    - Serve as an independent and objective party to monitor the Corporation's financial reporting process and control system.

    - Review and appraise the audit efforts of the Corporation's independent accountants.

    - Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

    The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter. The duties and responsibilities of a member of the Committee are in addition to those duties set out for a member of the Board.

II COMPOSITION

    The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. For purposes of this Charter, the term "Independence" shall generally be defined as set forth in Release No. 34-42232, Section 121(A) of the Securities and Exchange Commission. Alternatively, as allowed by Section 121(C), the Board may reasonably determine that it is in the best interest of the Corporation that no more than one non-independent director serve on the Committee. All members of the Committee shall be able to read and understand fundamental financial statements or will become able to do so within a reasonable time after appointment to the Committee. Additionally, at least one member of the Committee shall have financial sophistication resulting from employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer or other senior officer with financial oversight responsibilities. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

    The members of the Committee shall be elected annually by the Board or may serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III MEETINGS

    The Committee shall hold regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Committee or at the request of the independent accountants or management. The Committee will meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or either of these groups believes should be discussed privately. In addition, the Committee or its Chair will meet, as deemed appropriate, in person or telephonically with the independent accountants and management quarterly to review the Corporation's financial statements consistent with IV. 3. below.

IV RESPONSIBILITES AND DUTIES

    To fulfill its responsibilities and duties the Committee shall:

                            DOCUMENTS/REPORTS REVIEW

    1. Review and update this Charter periodically, at least annually, as conditions dictate.

    2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, that includes a certification, report, opinion, or review rendered by the independent accountants.

    3. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

                            INDEPENDENT ACCOUNTANTS

    4. Recommend to the Board, which shall have ultimate authority and responsibility over matters related to the independent accountants, the selection of the independent accountants, considering independence and effectiveness, and approve the fees and other compensation to be paid to the independent accountants. The independent accountants shall be ultimately accountable to the Committee and the Board. On an annual basis, the Committee will ensure receipt and review of a formal written statement delineating all relationships between the independent accountants and the Corporation, consistent with Independence Standards Board Standard No.1. The Committee will discuss with the independent accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence and impact upon objectivity. This includes a review of management consulting services, tax services and any other services along with their related fees.

    5. Take, or recommend that the full Board take, appropriate action to oversee the independence of the accountants, including review of the performance of the independent accountants and approval of any proposed discharge of the independent accountants when circumstances warrant.

    6. Periodically consult with the independent accountants when circumstances warrant.

                         FINANCIAL REPORTING PROCESSES

    7. In consultation with the independent accountants, review the integrity of the organization's financial reporting processes, both internal and external.

    8. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

    9. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

                                 PROCESS REVIEW

    10. Confer with the independent accountants concerning the scope of their examinations of the books and records of the Corporation and its subsidiaries; review and approve the independent accountants' annual engagement letter; annual audit plans and budgets; and authorize the independent accountants to perform such supplemental reviews or audits as the Committee may deem desirable.

    11. Establish regular and separate systems of reporting to the Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

    12. Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

    13. Review any significant disagreement between management and the independent accountants in connection with the preparation of the financial statements.

    14. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented, such review to be conducted within an appropriate amount of time subsequent to implementation of the changes or improvements, as decided by the Committee.

                          ETHICAL AND LEGAL COMPLIANCE

    15. Ensure that management has a review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfies legal requirements.

    16. Review with the Corporation's counsel, as deemed appropriate in the circumstances, legal compliance matters including corporate securities trading policies.

    17. Review with the Corporation's counsel, as deemed appropriate in the circumstances, any legal matter that could have a significant impact on the Corporation's financial statements.

    18. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing laws, that the Committee or the Board deems necessary or appropriate. The Committee is empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation.

    Approved and adopted by the Continental Materials Corporation Board of Directors May 24, 2000

PROXY                                                                      PROXY

                     CONTINENTAL MATERIALS CORPORATION

               PROXY CARD FOR ANNUAL MEETING ON MAY 23, 2001

   The undersigned hereby appoints Ronald J. Gidwitz and Ralph W. Gidwitz as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Continental Materials Corporation held of record by the undersigned on March 30, 2001, at the annual meeting of stockholders to be held on May 23, 2001, or any adjournment thereof.

   The Board of Directors unanimously recommends a vote FOR Proposals (1) and (2).

   THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO INSTRUCTIONS ARE GIVEN, IT WILL BE VOTED "FOR" ELECTION OF ALL NOMINEES AS DIRECTORS OF THE COMPANY, AND "FOR" APPROVAL AND RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS
THEREOF.

               (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

--------------------------------------------------------------------------------
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

                        CONTINENTAL MATERIALS CORPORATION

    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /X/


                                  FOR all nominees           WITHHOLD
                                    listed below         AUTHORITY To vote
                             (except as marked to the    for all nominees
                                  contrary below)           listed below                                      For  Against  Abstain
1. Election of three nominees            / /                     / /       2. Approval and ratification of    / /    / /      / /
   to the Board of Directors.                                                 the Directors' appointment of
   James G. Gidwitz, Betsy R.                                                 PricewaterhouseCoopers LLP as
   Gidwitz and Joseph J. Sun                                                  the Company's independent
                                                                              auditors for the year ending
                                                                              December 29, 2001.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO
VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
A LINE THROUGH THAT NOMINEE'S NAME.)

                                                                           THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                                                                           DIRECTORS OF THE COMPANY.

                                                                           Dated ____________________________________________, 2001

                                                                           ________________________________________________________
                                                                                                   Signature
                                                                           ________________________________________________________
                                                                                          Signature if held jointly
                                                                           Please sign exactly as name appears above. Executors,
                                                                           administrators, trustees, guardians, attorneys-in-fact,
                                                                           etc. should give their full titles. If signer is a
                                                                           corporation, please give full corporate name and have a
                                                                           duly authorized officer sign, stating title. If a
                                                                           partnership, please sign in partnership name by
                                                                           authorized person. If stock is registered in two names,
                                                                           both should sign.
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